UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2012

CONMED HEALTHCARE MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27554	42-1297992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Parkway Dr. Suite 400 Hanover, MD (Address of principal executive offices)	21076 (Zip Code)

Registrant’s telephone number, including area code: (410) 567-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 24, 2012, Conmed Healthcare Management, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”). The items listed below were submitted to a vote of the stockholders present, in person or by proxy, and entitled to vote at the 2012 Annual Meeting. Final voting results are shown below.

(1) Election of the following individuals to serve as directors of the Company until the next annual meeting or until their successors have been duly elected or appointed and qualified.

Election of Directors	For	Withheld	Abstain	Broker Non-Votes
John Pappajohn	10,778,717	698,255	0	1,677,034
Richard W. Turner	10,801,144	675,828	0	1,677,034
Edward B. Berger	11,339,711	137,261	0	1,677,034
John W. Colloton	11,343,211	133,761	0	1,677,034
Charles Crocker	11,339,711	137,261	0	1,677,034
Jeffrey W. Runge	11,339,711	137,261	0	1,677,034

(2) Ratification of the appointment by the Audit Committee of the Company’s Board of Directors of McGladrey & Pullen, LLP to serve as the independent auditors of the Company for the fiscal year ending December 31, 2012.

Ratification of Independent Auditors	For	Against	Abstain	Broker Non-Votes
	13,123,431	30,575	0	0

(3) Amendment of the Company’s 2007 Stock Option Plan, as amended (the “2007 Plan”) to increase the number of shares of common stock, par value $.0001 per share, reserved for issuance under the 2007 Plan from three million one hundred thousand (3,100,000) to four million one hundred thousand (4,100,000) (“Amendment No. 4”). A copy of Amendment No. 4 to the 2007 Plan is attached hereto as Exhibit 10.1.

Approval of Amendment to 2007 Plan	For	Against	Abstain	Broker Non-Votes
	8,981,295	2,492,877	2,800	1,677,034

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 4 to the 2007 Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.

By:	__/s/ Thomas W. Fry________________
Name:	Thomas W. Fry
Title:	Senior Vice President, Chief Financial Officer and Secretary

Date:  May 30, 2012